SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2010
NVR, Inc.
(Exact name of registrant as specified in its
charter)

Virginia	1-12378	54-1394360

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11700 Plaza America Drive, Suite 500, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 703-956-4000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On January 25, 2010, NVR, Inc. hired Robert A. Goethe to succeed William J. Inman as President of NVR’s mortgage-banking operations. Mr. Inman, an executive officer of NVR, has announced his intention to retire after a period of transition is complete.
          Mr. Goethe, age 55, was a Senior Principal of Mortgage Connect Corp, a start-up technology company specializing in providing innovative loan origination system solutions to the mortgage banking industry, focusing on strategic planning and business development. From 1994 until 2008, Mr. Goethe served as the Senior Executive Vice President of Regions Financial Corporation, a publicly-traded diversified financial services company with branch offices in 17 states throughout the southeastern and southwestern United States, where he was responsible for leading all mortgage related operations. From 1984 until 1994, Mr. Goethe was the Chief Executive Officer and President of Citizens Mortgage Corporation, a subsidiary of Citizens Financial Group, Inc. Mr. Goethe has served as a member of the Board of Governors- Mortgage Bankers Association of America, the FannieMae National Advisory Board and the FreddieMac Regional Advisory Board, and he was the Past President of the Mortgage Bankers Association of Alabama.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.
Date: January 26, 2010	By:	/s/ Dennis M. Seremet
		Name:	Dennis M. Seremet
		Title:	Senior Vice President, Chief Financial Officer And Treasurer